UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025

ALSET INC.

(Exact name of registrant as specified in its charter)

Texas	001-39732	83-1079861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane
Suite 210
Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2025, Alset Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers an aggregate of 1,500,000 shares of common stock (the “Shares”), par value $0.001 per share (the “Common Stock”), at a purchase price of $1.00 per share, in a registered direct offering (the “Offering”).

The Offering was made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-264234), filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2022, and declared effective by the Commission on May 5, 2022 (the “Registration Statement”). A prospectus supplement to the Registration Statement was filed with the Commission on January 3, 2025.

The closing of the Offering occurred on January 3, 2025. The Company received net proceeds from the Offering of approximately $1,200,000 from the Offering, after deducting offering expenses payable by the Company, including the placement agent fees. The Company expects to use the net proceeds from the Offering for working capital and general corporate purposes.

 In connection with the Offering, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Aegis Capital Corp. (the “Placement Agent”), as the exclusive placement agent in connection with the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Offering and reimbursed certain expenses of the Placement Agent.

The foregoing summaries of the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, copies of such documents attached as 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated by reference herein.

A copy of the opinion of Travis Heuszel as to the legality of the Shares to be issued and sold in this Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

On January 2, 2025, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. Also, on January 3, 2025, the Company issued a press release announcing the closing of the Offering, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Travis Heuszel
10.1	Form of Securities Purchase Agreement by and between Alset Inc. and the Purchasers
10.2	Placement Agency Agreement between the Company and Aegis Capital Corp. dated January 2, 2025
99.1	Press Release issued by the Company on January 2, 2025
99.2	Press Release issued by the Company on January 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET INC.

Dated: January 3, 2025	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer